Exhibit 16.1

December 16, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:            Alpine 4 Automotive Tech. Ltd (Alpine 4, Inc.)
File No. 000-55205

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated December 16, 2015 of Alpine 4 Automotive Tech. Ltd (Alpine 4, Inc.) ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.
Sincerely,
/s/ Anton & Chia, LLP